UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2007

KENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-7986	75-1695953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Pennbrook Road
P.O. Box 97
Far Hills, New Jersey	07931
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (908) 766-7221

376 Main Street
P.O. Box 74
Bedminster, New Jersey 07921
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Kent Financial Services (the “Company”) today announced the release of an innovative educational DVD produced by the Academy for Teaching and Leadership, Inc. (“The Academy”) entitled Sex Over Sixty.  The Company owns a 60% controlling interest in The Academy which is headed by Dr. Saul Cooperman, a former Commissioner of Education in the State of New Jersey.  It provides educators various programs designed to improve themselves, their students, and their schools.

For the past year, The Academy has worked to produce this DVD of solid research that enables the 60’s generation to learn about their changing bodies and experience a healthier, happier sexual life.  Sex over Sixty, provides frank answers to sexual questions that mature adults face as they age, experience health problems, or begin dating again after a loss or divorce.  We intend for this DVD to be the definitive guide for people who have concerns and questions about sexuality as they age.

Survey data shows there is a great need for solid information when dealing with the topic of sexuality,” said George Gallup, Jr., former CEO of the Gallup Poll.  “These DVDs fill that need.  The content of this program provides both vigorous honesty and solid information, and contributes to the lasting healing of these life issues of seniors”

A major study by the New England Journal of Medicine, published on August 23, 2007, noted that most Americans are sexually active well into their sixties and seventies.  It also stated that, “Sexual problems are frequent among older adults, but these problems are infrequently discussed with physicians.”

“This is the one and only place where you will get absolutely accurate information.  Until now, people over sixty had nowhere to turn for sexual answers,” explained Dr. Saul Cooperman, Chairman of The Academy.  “I was shocked by the amount of misinformation and misconceptions held by successful people who are not sure of their sexual facts.”

Dr. Dennis Sugrue, renowned psychologist and certified sex therapist hosts Sex over Sixty.  Dr. Sugrue, who served as president of the American Association of Sexuality Educators Counselors, brings decades of experience to the new sexual revolution for the 60’s generation.

Filmed at New Jersey Network, Dr. Sugrue answers the concerns that 15 individuals expressed over several days.  Current research, solid advice, and frank discussion are the hallmarks of this informative DVD.  Sex over Sixty is 4 ½ hours of interesting and educational information that everyone who is dating or married should know about sexual intimacy after sixty. To find out more about this important project, or to order a copy of Sex over Sixty for $29.95, visit www.sexoversixty.org.

As with any new media release, the possible commercial success of this DVD is uncertain.  Initial test marketing, which has commenced will be constrained by a modest advertising budget.

Kent has 2,792,250 shares outstanding.

Item 9.01 Financial Statements and Exhibits

Exhibit 7.01	Press release dated October 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kent Financial Services, Inc.

October 16, 2007	By:	/s/ Bryan P. Healey
Name: Bryan P. Healey
Title: Chief Financial Officer